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Exhibit 21.1

Subsidiaries of the Company as of September 13, 2013

Advantage Logistics—PA LLC	Pennsylvania
Advantage Logistics—Southeast, Inc.	Alabama
Advantage Logistics Southwest, Inc.	Arizona
Advantage Logistics USA East L.L.C.	Delaware
Advantage Logistics USA West L.L.C.	Delaware
Advantage Logistics USA, Inc.	Delaware
Arden Hills 2003 L.L.C.	Delaware
Blaine North 1996 L.L.C.	Delaware
Burnsville 1998 L.L.C.	Delaware
Butson Enterprises of Vermont, Inc.	Vermont
Butson's Enterprises of Massachusetts, Inc.	Massachusetts
Butson's Enterprises, Inc.	New Hampshire
Cambridge 2006 L.L.C.	Delaware
Champlin 2005 L.L.C.	Delaware
Coon Rapids 2002 L.L.C.	Delaware
Discount Books East, Inc.	Delaware
Eagan 2008 L.L.C.	Delaware
Eastern Beverages, Inc.	Maryland
Eastern Region Management Corporation	Virginia
FF Acquisition, L.L.C.	Virginia
Food-A-Rama-G.U., Inc.	Maryland
Foodarama Group, Inc.	Maryland
Foodarama LLC	Delaware
Foodarama, Inc.	Maryland
Forest Lake 2000 L.L.C.	Delaware
Fridley 1998 L.L.C.	Delaware
G.W.M. Holdings, Inc.	Virginia
Hastings 2002 L.L.C.	Delaware
Inver Grove Heights 2001 L.L.C.	Delaware
Keatherly, Inc.	New Hampshire
Keltsch Bros., Inc.	Indiana
Lithia Springs Holdings, LLC	Georgia
Livonia Holding Company, Inc.	Michigan
Lot 18 Redevelopment Corporation	Missouri
Maplewood East 1996 L.L.C.	Delaware
Market Brands, Inc.	Delaware
Market Company, Ltd.	Bermuda
Market Funding, Inc.	Delaware
Market Improvement Corporation	Virginia
Market Insurance Agency, Inc.	Virginia
Monticello 1998 L.L.C.	Delaware
Moran Foods, LLC	Missouri
NAFTA Industries Consolidated, Inc.	Texas
NAFTA Industries, Ltd.	Texas
NC & T Supermarkets, Inc.	Ohio
Nevada Bond Investment Corp. I	Nevada
Northfield 2002 L.L.C.	Delaware
Peoples Market, Incorporated	New Hampshire
Planmark Architecture of Oregon, P.C.	Oregon
Planmark, Inc.	Minnesota
Plymouth 1998 L.L.C.	Delaware
R&M Kenosha LLC	Delaware
Richfood Holdings, Inc.	Delaware

Richfood Procurement, L.L.C.	Virginia
Richfood, Inc.	Virginia
Risk Planners, Inc.	Minnesota
SAL Beverage Company of Texas, Inc.	Texas
SAL Food Stores of Texas, Inc.	Delaware
SAL Food Stores, Inc.	Delaware
Savage 2002 L.L.C.	Delaware
Save-A-Lot Food Stores, Ltd.	Bermuda
Save-A-Lot Holdings, Inc.	Delaware
Save-A-Lot Tyler Group, LLC	Missouri
Scott's Food Stores, Inc.	Indiana
SFW Holding Corp.	Delaware
SFW Licensing Corp.	Delaware
Shop 'N Save St. Louis, Inc.	Missouri
Shop 'N Save Warehouse Foods, Inc.	Missouri
Shoppers Food Warehouse Corp.	Ohio
Shorewood 2001 L.L.C.	Delaware
Silver Lake 1996 L.L.C.	Delaware
Sunflower Markets, LLC	Delaware
Super Rite Foods, Inc.	Delaware
Supermarket Operators of America Inc.	Delaware
SUPERVALU ASSIST, Inc.	Minnesota
SUPERVALU Eastern Region Community First Foundation	Virginia
SUPERVALU Finance, Inc.	Minnesota
SUPERVALU Foundation	Minnesota
SUPERVALU Holdings, Inc.	Missouri
SUPERVALU Holdings—PA LLC	Pennsylvania
SUPERVALU India, Inc.	Minnesota
SUPERVALU Management Corp.	Delaware
SUPERVALU Pharmacies, Inc.	Minnesota
SUPERVALU Receivables Funding Corporation	Delaware
SUPERVALU Receivables, Inc.	Delaware
SUPERVALU Services USA, Inc.	Minnesota
SUPERVALU Terre Haute Limited Partnership	Indiana
SUPERVALU Transportation, Inc.	Minnesota
SUPERVALU TTSJ, INC.	Delaware
SV Markets, Inc.	Ohio
SV Ventures(1)	Indiana
SVH Holding, Inc.	Delaware
SVH Realty, Inc.	Delaware
TC Michigan LLC	Michigan
The Farm Fresh Charitable Foundation	Virginia
U.S. Satellite Corporation	Utah
Ultra Foods, Inc.	New Jersey
Valu Ventures 2, Inc.	Indiana
Valu Ventures, Inc.	Minnesota
W. Newell & Co., LLC	Delaware
WC&V Supermarkets, Inc.	Vermont
Wetterau Finance Co.	Missouri
Wetterau Insurance Co. Ltd.	Bermuda
WSI Satellite, Inc.	Missouri

(1)
SV Ventures is a general partnership between SUPERVALU Holdings Inc. and Scott's Food Stores, Inc., each of which holds a 50% interest. Both general partners are direct subsidiaries of Supermarket Operators of America Inc.

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  Exhibit 21.1
Subsidiaries of the Company as of September 13, 2013